UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2019

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

As previously reported, on December 20, 2019, Nabriva Therapeutics plc (the “Company”) entered into a securities purchase agreement with certain institutional investors pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 13,793,106 ordinary shares (the “Shares”), $0.01 nominal value per share, and accompanying warrants (the “Warrants”) to purchase up to an aggregate of 13,793,106 ordinary shares.

The Shares and the Warrants are being issued and sold pursuant to a shelf registration statement on Form S-3 that was originally filed by the Company with the Securities Exchange Commission (the “SEC”) on March 16, 2018 and declared effective by the SEC on April 27, 2018 (File No. 333-223739).

A copy of the legal opinion of A&L Goodbody as to the legality of the Shares and the shares issuable on exercise of the Warrants is attached as Exhibit 5.1 hereto, and a copy of the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to the enforceability of the Warrants is attached as Exhibit 5.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of A&L Goodbody, Irish counsel to Nabriva Therapeutics plc
5.2	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to Nabriva Therapeutics plc
23.1	Consent of A&L Goodbody (contained in Exhibit 5.1 above)
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.2 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: December 23, 2019	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer